Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-196371 on Form S-1 of our report dated March 31, 2014, relating to the consolidated financial statements of LendingClub Corporation appearing in the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

July 22, 2014

San Francisco, CA